UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2022

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 3400

Houston, Texas 77002

(Address of Principal Executive Offices)

(832) 519-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partnership interests	CEQP	New York Stock Exchange
Preferred Units representing limited partner interests	CEQP-P	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 12, 2022, Crestwood Equity Partners LP (the “Partnership”) issued a press release announcing the launch of a public secondary offering (the “Public Offering”) of 11,400,000 common units representing limited partner interests of the Partnership held by certain subsidiaries of Chord Energy Corporation (NASDAQ: CHRD) (f/k/a Oasis Petroleum Inc.) (the “Selling Unitholders”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. The Selling Unitholders will receive all of the proceeds from the Public Offering. The Partnership will not issue common units in the Public Offering and will not receive any proceeds from the Public Offering. There is no assurance that the Public Offering will be consummated. In connection with the Public Offering, the Partnership disclosed certain updated business information contained in Exhibit 99.2 hereto and incorporated by reference herein.

In connection with the Public Offering, the Partnership intends to concurrently repurchase directly from one of the Selling Unitholders up to an aggregate of $125 million of common units (the “Unit Repurchase”). The price per common unit to be paid by the Partnership will equal the price at which the common units will be sold to the public in the Public Offering. The Public Offering is not conditioned upon the completion of the Unit Repurchase. However, the closing of the Unit Repurchase will be conditioned upon the closing of the Public Offering, and therefore there can be no assurance that the Unit Repurchase will be completed. The Partnership intends to fund the Unit Repurchase with cash on hand and borrowings under the revolving credit facility of Crestwood Midstream Partners LP, a Delaware limited partnership and wholly owned subsidiary of the Partnership.

The information contained in this Item 8.01 is neither an offer to sell nor the solicitation of an offer to buy these securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. These risks and assumptions are described in the Partnership’s filings with the United States Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. The Partnership undertakes no obligation to update any forward-looking statement, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 12, 2022, announcing the launch of the Public Offering

99.2	Supplemental Information

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC, its General Partner

By:	/s/ Steven Dougherty
Steven Dougherty
Executive Vice President and Chief Accounting Officer

Dated: September 12, 2022